Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results, Announces Increase in Stock Repurchase Program and Declares Dividend

Lewiston, ME (April 30, 2015) – Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.8 million, or $0.18 per diluted common share, for the quarter ended March 31, 2015, compared to net income of $437 thousand, or $0.04 per diluted common share, for the quarter ended March 31, 2014. Net income for the nine months ended March 31, 2015 was $5.0 million, compared to $2.2 million for the nine months ended March 31, 2014.

The Board of Directors has voted to amend the existing stock repurchase program to authorize the Company to purchase an additional 500,000 shares of its common stock, representing 5.1% of the Company’s outstanding common shares or approximately $4.7 million based on the Company’s closing price on April 29, 2015.  Under the existing program, implemented in April 2014, the Company has purchased 783,336 shares through April 29, 2015 and 86,664 shares remain available for repurchase under the program on that date, prior to the 500,000 share increase in the repurchase plan. The amended stock repurchase program will expire on April 30, 2017.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on May 26, 2015 to shareholders of record as of May 12, 2015.

“We continue to make progress in the execution of our business plan,” said Richard Wayne, President and Chief Executive Officer. “We’ve begun to see results from our new SBA Lending Division, with SBA loan originations totaling $9.4 million for the quarter. It was also a strong quarter for transactional income, which totaled $2.7 million and contributed to our 4.8% net interest margin for the period. As always, we remain focused on the further leveraging of our operating infrastructure and the effective deployment of our capital.”

“With regard to capital, we continue to believe that our shares are undervalued, based on current market prices,” said Mr. Wayne.  “Our goal in implementing the amendment to the existing stock repurchase program is to continue to enhance shareholder value.”

At March 31, 2015, total assets were $832.9 million, an increase of $71.0 million, or 9.3%, compared to June 30, 2014. The principal components of the change in the balance sheet follow:

1.              The loan portfolio — excluding loans held for sale — grew by $62.8 million, or 12.2%, compared to June 30, 2014, the result of net growth of $67.1 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset by a $4.3 million decrease in the Bank’s Community Banking Division loan portfolio.

New loans generated by the LASG totaled $35.8 million and $156.1 million for the three and nine-month periods, respectively, ending March 31, 2015. The quarterly growth in LASG loans consisted of $5.1 million of purchased loans, at an average price of 92.3%, and $30.7 million of originated loans. Small Business Administration (“SBA”) loans originated during the quarter totaled $9.4 million, of which $3.1 million were sold in the secondary market. Residential and consumer loan production sold in the secondary market totaled $20.0 million for the quarter.

As discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase and commercial real estate loan availability under these conditions follow.

Basis for Regulatory Condition	Condition	Availability at March 31, 2015
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$62.9
Regulatory Capital	Non- owner occupied commercial real estate loans may not exceed 300% of total risk-based capital	$155.2

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended March 31,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$5,484	$18,760	$12,000	$36,244	$19,050	$11,158	$—	$30,208
Net investment basis	5,063	18,697	12,000	35,760	16,300	11,158	—	27,458
Loan returns during the period:
Yield	12.87%	5.67%	0.46%	9.37%	9.51%	6.95%	0.61%	8.11%
Total Return (1)	13.60%	5.67%	0.46%	9.81%	10.39%	7.10%	0.61%	8.71%

	Nine Months Ended March 31,
	2015				2014
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$67,909	$50,315	$48,000	$166,224	$53,044	$54,722	$—	$107,766
Net investment basis	57,896	50,236	48,000	156,132	46,267	54,722	—	100,989
Loan returns during the period:
Yield	12.97%	6.91%	0.47%	10.12%	11.17%	7.42%	0.61%	9.55%
Total Return (1)	13.36%	7.40%	0.47%	10.48%	11.60%	7.50%	0.61%	9.87%
Total loans as of period end:
Unpaid principal balance	$234,672	$92,542	$60,000	$387,214	$221,597	$64,700	$24,000	$310,297
Net investment basis	$195,683	$92,414	$60,000	$348,097	$184,959	$64,724	$24,000	$273,683

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits increased by $23.5 million, or 3.7%, for the quarter, attributable primarily to growth in non-maturity accounts, which increased by $20.1 million, or 6.9%, for the three months ended March 31, 2015, as well as an increase of $3.3 million in time deposits. For the nine-month period, deposits increased by $80.8 million, or 14.1%. Growth in both periods was attributable mainly to increases in money market accounts attracted through the Bank’s online-only ableBanking division.

3.              Stockholders’ equity increased by $421 thousand from June 30, 2014, due principally to earnings of $5.0 million, as well as $504 thousand of scheduled amortization of stock-based compensation, offset by $4.4 million in share repurchases (representing 479,936 shares), a decrease in accumulated other comprehensive income of $365 thousand and $302 thousand in dividends paid on common stock. During the quarter, there were 31,250 shares repurchased for $291 thousand.

Net income from continuing operations increased by $1.3 million to $1.8 million for the quarter ended March 31, 2015, compared to $437 thousand for the quarter ended March 31, 2014.

1.              Net interest and dividend income before provision for loan losses increased by $2.0 million, or 28.2%, for the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014, due primarily to higher transactional interest income from purchased loan payoffs and the positive effect of balance sheet growth. Average total interest-earning assets for the three months ended March 31, 2015 increased by $64.6 million, and average loans increased by $58.9 million, when compared to the three months ended March 31, 2014. For the nine months ended March 31, 2015, average total interest-earning assets increased by $66.9 million and average loans increased by $60.5 million compared to the nine months ended March 31, 2014.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.”  When compared to the three and nine month periods ended March 31, 2014, transactional interest income increased by $2.0 million and $3.9 million, respectively.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2015			2014
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$232,369	$2,823	4.93%	$249,962	$3,183	5.16%
LASG:
Originated	80,567	1,127	5.67%	59,526	1,020	6.95%
Purchased	208,487	6,614	12.87%	177,559	4,164	9.51%
Secured Loans to Broker-Dealers	48,551	55	0.46%	24,000	36	0.61%
Total LASG	337,605	7,796	9.37%	261,085	5,220	8.11%
Total	$569,974	$10,619	7.56%	$511,047	$8,403	6.67%

	Nine Months Ended March 31,
	2015			2014
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$236,584	$8,782	4.94%	$246,539	$9,809	5.30%
LASG:
Originated	66,314	3,441	6.91%	45,379	2,527	7.42%
Purchased	206,747	20,125	12.97%	175,383	14,711	11.17%
Secured Loans to Broker-Dealers	39,054	139	0.47%	20,890	95	0.61%
Total LASG	312,115	23,705	10.12%	241,652	17,333	9.55%
Total	$548,699	$32,487	7.89%	$488,191	$27,142	7.41%

The yield on purchased loans for the three and nine months ended March 31, 2015 increased primarily due to unscheduled loan payoffs, which resulted in immediate recognition in interest income of the discount associated with the prepaid loans. The following table details the “total return” on purchased loans, which includes transactional income of $2.7 million for the quarter ended March 31, 2015, an increase of $2.0 million from the quarter ended March 31, 2014.  Additionally, total transactional income for the nine months ended March 31, 2015 increased by $3.8 million, compared to the nine months ended March 31, 2014. The following table summarizes the total return recognized on the purchased loan portfolio.

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,322	8.41%	$3,880	8.83%
Transactional income:
Gains on loan sales	—	0.00%	349	0.79%
Gain on sale of real estate owned	379	0.74%	56	0.13%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	2,292	4.46%	284	0.65%
Total transactional income	2,671	5.20%	689	1.57%
Total	$6,993	13.60%	$4,569	10.39%

	Nine Months Ended March 31,
	2015		2014
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$13,195	8.50%	$11,632	8.80%
Transactional income:
Gains on loan sales	190	0.12%	576	0.44%
Gain on sale of real estate owned	419	0.27%	56	0.04%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	6,930	4.47%	3,079	2.33%
Total transactional income	7,539	4.86%	3,711	2.81%
Total	$20,734	13.36%	$15,343	11.60%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Noninterest income increased by $246 thousand for the quarter ended March 31, 2015, compared to the quarter ended March 31, 2014, principally due to the following:

•                  An increase of $192 thousand in gains recognized on Real Estate Owned/Other Assets Acquired (“REO/OAA”);

•                  An increase of $90 thousand in gains realized on sale of loans held for sale in the secondary market, due principally to an increase in purchase-related mortgage loan activity in the current period;

•                  An increase of $52 thousand in gains realized on sale of portfolio loans. The recent quarter includes gains realized on sale of SBA loans of $425 thousand, compared to zero in the quarter ended March 31, 2014; and

•                  A decrease of $82 thousand in fees and other services to customers, primarily due to a decrease in servicing rights related to loans paid off or sold.

3.              Noninterest expense increased by $369 thousand for the quarter ended March 31, 2015, compared to the quarter ended March 31, 2014, principally due to the following:

•                  An increase of $557 thousand in salaries and employee benefits, principally due to increased employee head count; and

•                  A decrease of $172 thousand in occupancy and equipment expense, the result of a reduction in software maintenance and depreciation expense following the conversion of the Bank’s core systems platform to an outsourced model in May 2014. The decrease in equipment expense was offset in part by higher data processing fees, which increased by $104 thousand.

4.              The Company’s effective tax rate for the quarter ended March 31, 2015 was 36.17%, compared to 39.64% for the quarter ended March 31, 2014. The decrease in the quarter was primarily due to fluctuations in projected pre-tax income and permanent book to tax differences for the prior fiscal year.

At March 31, 2015, nonperforming assets totaled $14.1 million, or 1.7% of total assets, as compared to $9.3 million, or 1.2% of total assets at June 30, 2014.  The increase in nonperforming assets during the nine months ended March 31, 2015 was mainly due to the addition of one purchased loan relationship.

At March 31, 2015, the Company’s Tier 1 Leverage Ratio was 15.0%, a decrease from 15.9% at June 30, 2014, and the Total Capital Ratio was 21.2%, a decrease from 23.7% at June 30, 2014. The decreases resulted primarily from balance sheet growth, risk weighting adjustment due to the effect of the adoption of Basel III, and the effect of purchases under the Company’s share repurchase program in the nine months ended March 31, 2015.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, Claire Bean, Chief Operating Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 10:00 a.m. Eastern Time on Friday, May 1, 2015. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 34175780. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and two loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. In addition, the Small Business Lending division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities

Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2015	June 30, 2014
Assets
Cash and due from banks	$2,496	$3,372
Short-term investments	102,577	78,887
Total cash and cash equivalents	105,073	82,259

Available-for-sale securities, at fair value	105,523	113,881
Loans held for sale	4,439	11,945

Loans
Commercial real estate	327,767	316,098
Residential real estate	136,778	148,634
Commercial and industrial	106,271	41,800
Consumer	8,377	9,884
Total loans	579,193	516,416
Less: Allowance for loan losses	1,741	1,367
Loans, net	577,452	515,049

Premises and equipment, net	8,095	9,135
Real estate owned and other possessed collateral, net	3,694	1,991
Regulatory stock, at cost	4,102	4,102
Intangible assets, net	2,338	2,798
Bank owned life insurance	15,165	14,836
Other assets	7,047	5,935
Total assets	$832,928	$761,931

Liabilities and Stockholders’ Equity
Deposits
Demand	$50,870	$50,140
Savings and interest checking	98,050	98,340
Money market	163,004	83,901
Time	343,253	341,948
Total deposits	655,177	574,329

Federal Home Loan Bank advances	30,216	42,824
Wholesale repurchase agreements	10,077	10,199
Short-term borrowings	2,861	2,984
Junior subordinated debentures issued to affiliated trusts	8,578	8,440
Capital lease obligation	1,416	1,558
Other liabilities	12,116	9,531
Total liabilities	720,441	649,865

Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2015 and June 30, 2014	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,908,121 and 9,260,331 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	8,908	9,260
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 911,488 and 880,963 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	911	881
Additional paid-in capital	87,348	90,914
Retained earnings	16,968	12,294
Accumulated other comprehensive income (loss)	(1,648)	(1,283)
Total stockholders’ equity	112,487	112,066
Total liabilities and stockholders’ equity	$832,928	$761,931

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Interest and dividend income:
Interest and fees on loans	$10,619	$8,403	$32,487	$27,142
Interest on available-for-sale securities	222	253	697	797
Other interest and dividend income	72	61	218	208
Total interest and dividend income	10,913	8,717	33,402	28,147

Interest expense:
Deposits	1,271	1,022	3,681	3,048
Federal Home Loan Bank advances	257	324	845	975
Wholesale repurchase agreements	71	93	216	285
Short-term borrowings	5	6	21	17
Junior subordinated debentures issued to affiliated trusts	171	140	566	525
Obligation under capital lease agreements	18	20	56	63
Total interest expense	1,793	1,605	5,385	4,913

Net interest and dividend income before provision for loan losses	9,120	7,112	28,017	23,234
Provision for loan losses	44	180	477	407
Net interest and dividend income after provision for loan losses	9,076	6,932	27,540	22,827

Noninterest income:
Fees for other services to customers	303	385	1,089	1,246
Gain on sales of loans held for sale	355	265	1,384	1,145
Gain on sales of portfolio loans	425	373	950	603
Gain recognized on real estate owned and other repossessed collateral, net	357	165	303	50
Bank-owned life insurance income	110	108	329	342
Other noninterest income	4	12	23	46
Total noninterest income	1,554	1,308	4,078	3,432

Noninterest expense:
Salaries and employee benefits	4,316	3,759	13,586	12,624
Occupancy and equipment expense	1,278	1,450	3,662	4,075
Professional fees	386	366	1,153	1,115
Data processing fees	361	257	1,029	770
Marketing expense	54	86	203	225
Loan acquisition and collection expense	409	440	1,096	1,203
FDIC insurance premiums	137	127	371	354
Intangible asset amortization	128	162	460	582
Legal settlement recovery	—	—	—	(250)
Other noninterest expense	816	869	2,272	2,284
Total noninterest expense	7,885	7,516	23,832	22,982

Income from continuing operations before income tax expense	2,745	724	7,786	3,277
Income tax expense	993	287	2,810	1,119
Net income from continuing operations	1,752	437	4,976	2,158
Income from discontinued operations before tax (benefit) expense	—	—	—	(12)
Income tax (benefit) expense	—	—	—	(4)
Net (loss) income from discontinued operations	—	—	—	(8)
Net income	$1,752	$437	$4,976	$2,150

Weighted-average shares outstanding:
Basic	9,833,033	10,432,494	10,049,983	10,435,300
Diluted	9,833,033	10,432,494	10,049,983	10,435,300
Earnings per common share:
Basic:
Income from continuing operations	$0.18	$004	$0.50	$0.21
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.18	$0.04	$0.50	$0.21
Diluted:
Income from continuing operations	$0.18	$0.04	$0.50	$0.21
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.18	$0.04	$0.50	$0.21
Cash dividends declared per common share	$0.01	$0.09	$0.03	$0.27

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2015			2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$107,010	$222	0.84%	$114,925	$253	0.89%
Loans (2) (3)	569,974	10,619	7.56%	511,047	8,403	6.67%
Regulatory stock	4,102	18	1.78%	5,721	16	1.13%
Short-term investments (4)	90,722	54	0.24%	75,506	45	0.24%
Total interest-earning assets	771,808	10,913	5.73%	707,199	8,717	5.00%
Cash and due from banks	2,919			2,833
Other non-interest earning assets	33,069			37,366
Total assets	$807,796			$747,398

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$62,317	$39	0.25%	$61,028	$40	0.27%
Money market accounts	153,487	300	0.79%	87,352	112	0.52%
Savings accounts	34,140	11	0.13%	35,052	12	0.14%
Time deposits	328,633	921	1.14%	325,505	858	1.07%
Total interest-bearing deposits	578,577	1,271	0.89%	508,917	1,022	0.81%
Short-term borrowings	2,356	5	0.86%	2,192	6	1.11%
Borrowed funds	43,718	346	3.21%	59,399	437	2.98%
Junior subordinated debentures	8,553	171	8.11%	8,374	140	6.78%
Total interest-bearing liabilities	633,204	1,793	1.15%	578,882	1,605	1.12%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	54,647			48,361
Other liabilities	8,516			5,920
Total liabilities	696,367			633,163
Stockholders’ equity	111,429			114,325
Total liabilities and stockholders’ equity	$807,796			$747,398

Net interest income		$9,120			$7,112

Interest rate spread			4.58%			3.88%
Net interest margin (5)			4.79%			4.08%

(1)         Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)         Includes loans held for sale.

(3)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended March 31,
	2015			2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$109,605	$697	0.85%	$117,053	$797	0.91%
Loans (2) (3)	548,699	32,487	7.89%	488,191	27,142	7.41%
Regulatory stock	4,102	49	1.59%	5,721	68	1.58%
Short-term investments (4)	92,784	169	0.24%	77,334	140	0.24%
Total interest-earning assets	755,190	33,402	5.89%	688,299	28,147	5.45%
Cash and due from banks	2,755			2,975
Other non-interest earning assets	33,241			35,855
Total assets	$791,186			$727,129

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$62,731	$121	0.26%	$59,703	$120	0.27%
Money market accounts	122,165	665	0.73%	86,421	338	0.52%
Savings accounts	34,049	34	0.13%	34,160	35	0.14%
Time deposits	339,116	2,861	1.12%	306,423	2,555	1.11%
Total interest-bearing deposits	558,061	3,681	0.88%	486,707	3,048	0.83%
Short-term borrowings	2,852	21	0.98%	2,290	17	0.99%
Borrowed funds	47,455	1,117	3.14%	59,778	1,323	2.95%
Junior subordinated debentures	8,507	566	8.86%	8,331	525	8.39%
Total interest-bearing liabilities	616,875	5,385	1.16%	557,106	4,913	1.17%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	54,339			50,662
Other liabilities	7,644			5,718
Total liabilities	678,858			613,486
Stockholders’ equity	112,328			113,643
Total liabilities and stockholders’ equity	$791,186			$727,129

Net interest income		$28,017			$23,234

Interest rate spread			4.73%			4.28%
Net interest margin (5)			4.94%			4.50%

(1)         Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)         Includes loans held for sale.

(3)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net interest income	$9,120	$9,426	$9,471	$8,484	$7,112
Provision for loan losses	44	113	320	124	180
Noninterest income	1,554	1,370	1,154	1,437	1,308
Noninterest expense	7,885	8,210	7,737	8,795	7,516
Net income from continuing operations	1,752	1,580	1,644	542	437
Net income	1,752	1,580	1,644	542	437

Weighted average common shares outstanding:
Basic	9,833,033	10,132,349	10,180,038	10,314,197	10,432,494
Diluted	9,833,033	10,132,349	10,180,038	10,314,197	10,432,494
Earnings per common share:
Basic	$0.18	$0.16	$0.16	$0.05	$0.04
Diluted	0.18	0.16	0.16	0.05	0.04
Dividends per common share	0.01	0.01	0.01	0.01	0.09

Return on average assets	0.88%	0.78%	0.85%	0.29%	0.24%
Return on average equity	6.38%	5.54%	5.80%	1.98%	1.55%
Net interest rate spread (1)	4.59%	4.65%	4.95%	4.53%	3.87%
Net interest margin (2)	4.79%	4.87%	5.18%	4.75%	4.08%
Efficiency ratio (3)	73.87%	76.05%	72.82%	88.65%	89.26%
Noninterest expense to average total assets	3.96%	4.05%	4.02%	4.69%	4.08%
Average interest-earning assets to average interest-bearing liabilities	121.89%	122.32%	123.09%	121.92%	122.17%

	As of:
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,163	$2,706	$2,105	$1,743	$1,678
Commercial real estate	1,201	1,166	721	1,162	798
Home equity	11	11	28	160	214
Commercial business	—	—	—	5	—
Consumer	225	237	145	139	152
Total originated portfolio	4,600	4,120	2,999	3,209	2,842
Total purchased portfolio	5,850	8,129	4,287	4,116	4,582
Total nonperforming loans	10,450	12,249	7,286	7,325	7,424
Real estate owned and other possessed collateral, net	3,694	2,058	2,115	1,991	2,000
Total nonperforming assets	$14,144	$14,307	$9,401	$9,316	$9,424

Past due loans to total loans	2.57%	2.64%	1.40%	1.14%	1.44%
Nonperforming loans to total loans	1.80%	2.13%	1.34%	1.42%	1.44%
Nonperforming assets to total assets	1.70%	1.77%	1.20%	1.22%	1.26%
Allowance for loan losses to total loans	0.30%	0.29%	0.28%	0.26%	0.26%
Allowance for loan losses to nonperforming loans	16.66%	13.58%	21.12%	18.66%	18.12%

Commercial real estate loans to risk-based capital (4)	173.17%	190.05%	167.57%	176.98%	175.10%
Net loans to core deposits (5)	89.04%	91.79%	92.80%	92.13%	93.18%
Purchased loans to total loans, including held for sale	33.53%	37.97%	37.38%	38.51%	35.29%
Equity to total assets	13.51%	13.69%	14.48%	14.71%	15.18%
Common equity tier 1 capital ratio	20.90%	—	—	—	—
Total capital ratio (7)	21.21%	21.44%	22.97%	23.69%	24.21%
Tier 1 leverage capital ratio	14.96%	14.81%	15.89%	15.90%	16.28%

Total stockholders’ equity	$112,487	$110,923	$113,242	$112,066	$114,008
Less: Preferred stock	—	—	—	—	—
Common stockholders’ equity	112,487	110,923	113,242	112,066	114,008
Less: Intangible assets	(2,338)	(2,466)	(2,632)	(2,798)	(2,962)
Tangible common stockholders’ equity (non-GAAP)	$110,149	$108,457	$110,610	$109,268	$111,046

Common shares outstanding	9,819,609	9,846,387	10,248,034	10,141,294	10,432,494
Book value per common share	$11.46	$11.27	$11.05	$11.05	$10.93
Tangible book value per share (non-GAAP) (6)	11.22	11.01	10.79	10.77	10.64

	Reconciliation of Net Income (GAAP) to Net Operating Earnings (non-GAAP)
	Three Months Ended:
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net income (GAAP)	$1,752	$1,580	$1,644	$542	$437
Items excluded from operating earnings, net of tax:
Discontinued operations	—	—	—	—	—
Severance expense	8	36	52	407	35
Income from life insurance death benefits	—	—	—	148	84
Legal settlement expense and related professional fees	—	—	—	—	—
Total after-tax items	8	36	52	555	119
Net operating earnings (non-GAAP)	$1,760	$1,616	$1,696	$1,097	$556
Net operating earnings per share - basic (non-GAAP)	$0.18	$0.16	$0.17	$0.11	$0.05

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.

(7) The Company’s adoption of Basel III went into effect as of March 31, 2015. The previous period ratios are the “Total Risk-Based Capital Ratio.”